SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 21, 2004
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                                  Eagle Bancorp
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             (Exact name of registrant as specified in its charter)


       United States                 000-29687                  81-0531318
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(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)


    1400 Prospect Avenue,          Helena, MT                     59601
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       (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code (406) 442-3080
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
             ------------------------------------------

     On October 21, 2004, American Federal Savings Bank ("the Bank"), the wholly owned subsidiary of Eagle Bancorp, entered into agreements with the following insurance companies for the purpose of establishing a split-dollar benefit plan:
New York Life Insurance and Annuity Corporation, Security Life of Denver Insurance Company and West Coast Life Insurance Company. The Bank is purchasing life insurance policies on twelve officers of the Bank, including the Bank's four executive officers (President/CEO Larry A. Dreyer, SVP/Treasurer Peter J. Johnson, SVP/Operations Joanne Y. Sanderson and SVP/Lending Michael C. Mundt). The total of the "single-premium" payments is $2.40 million with initial insurance coverage in an aggregate amount of approximately $3.49 million. The plan provides for the officers to receive life insurance benefits ranging from $50,000 to $75,000, provided they meet the eligibility requirements of the plan. The remainder of the life insurance benefits accrue to the Bank. The Bank expects the transaction to increase non-interest income in excess of increased benefit expenses.



                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: October 26, 2004                            EAGLE BANCORP



                                                   By: /s/ Peter J. Johnson
                                                       --------------------
                                                       Peter J. Johnson
                                                       Senior VP/Treasurer